UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2014

Lapolla Industries, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park

15402 Vantage Parkway East, Suite 322, Houston, Texas 77032

(Address of Principal Executive Offices and Zip Code)

(281) 219-4700

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.

FORM 8-K

JANUARY 22, 2014

(i)

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement

(a) Douglas J. Kramer, CEO and President

On January 22, 2014, the Company entered into a new three year Executive Employment Agreement with its CEO and President, Douglas J. Kramer, effective as of January 1, 2014 (“Employment Agreement”), and contemporaneously therewith, a new Option Agreement dated January 22, 2014 (“Option Agreement”). Certain material aspects are provided below and qualified in their entirety by the full text of the agreements:

Pursuant to the Employment Agreement, Mr. Kramer is entitled to:

(A) Annual “Base Salary” for 2014 calendar year of $350,000, and provided the Company meets the positive earnings and cash flow budgets for 2014 that were established by the Board of Directors, in its sole discretion, for calendar years 2015 and 2016, $400,000;

(B) Annual performance “Bonus” of $120,000, $160,000, or $200,000 if Company achieves 100%, 120%, or 140%, respectively, of its “Budgeted” earnings before interest, taxes, depreciation and amortization (“EBITDA”) for a particular fiscal year, which EBITDA for each fiscal year will be established by the Company in its sole discretion, and approved by the Board of Directors;

(C) “Sales Bonus” of 1% for all new and ½% for certain existing international accounts, subject to such sales meeting certain gross profit margin criteria and credit and payment terms then in effect;

(D) A “Transaction Bonus” payable for a transaction to the extent that the “Transaction Value” exceeds the sum of  $25,940,000 (defined as consideration realized (or assumed to be realized) by the Company’s shareholders in connection with the Transaction (assuming for this calculation that (100%) of the Company is sold (even if a lesser amount is, in fact, sold)); reduced by any Company debt that remains with the Company upon the consummation of a Change in Control or any debt or personal guarantee of Company debt which a selling shareholder is relieved of in connection with a Change in Control); to the extent that the Transaction Value exceeds $25,940,000 but does not exceed $90,000,000, a Transaction Bonus in an amount equal to 8.5% of the Transaction Value less $25,940,000, multiplied by the percentage of the Company sold; or to the extent the Transaction Value exceeds $90,000,000, a Transaction Bonus in an amount equal to 8.5% of the Transaction Value multiplied by the percentage of the Company sold. Notwithstanding the foregoing, no Transaction Bonus shall be payable on any portion of the Transaction Value in excess of $200,000,000. Moreover, in the event of a Transaction which does not constitute a Change in Control as the stockholders of the Company immediately before the Transaction do not relinquish 50% or more of the total combined voting power of the outstanding voting securities of the Company, but do relinquish 20% or more of the total combined voting power of the outstanding securities of the Company, the Transaction Bonus shall be calculated in the manner as set forth above upon a Change in Control; provided, however, such amount shall then be reduced by the percentage of the sales proceeds of the Transaction allocable to the Company’s then majority shareholder which is not currently distributed to such shareholder as a result of the Transaction. Furthermore, if any Transaction Bonus is payable upon any Change in Control, an additional Transaction Bonus is payable under limited circumstances. In the event a series of related Transactions occurs subsequent to a Change in Control, a Transaction Bonus is payable on each Transaction in the series subject to meeting certain criteria (a subsequent Transaction shall be “related” to a Change in Control if it was agreed upon at the time of, and is consummated within two (2) years of the consummation of, the Change in Control). Lastly, in the event of a Change in Control, the Company will transfer to Mr. Kramer ownership of the company provided automobile then being used by him;

(E)           Upon termination by the Company without “Cause” (defined as willful malfeasance or willful misconduct in connection with his employment, continuing refusal to perform his duties or follow any lawful direction of the Board, any material breach of the nonsolicitation, noncompetition, or confidentiality provisions, engaging in conduct detrimental to the interest or reputation of the Company, without regard to whether such conduct was in connection with his employment, or his conviction of, or plea of nolo contendere to, a felony (other than a traffic violation), which, in each event actually has a material effect on the Company and its business) or by Mr. Kramer for “Good Reason” (described as a reduction in his Base Salary, substantial diminution of his duties and responsibilities, or relocation of his primary workplace that is not agreed to by him and to a location greater than 50 miles from his current workplace): (i) a severance amount of lesser of 24 months Base Salary; or Base Salary for the remainder of the Term, in monthly installments, reduced by any earned income for services performed during severance period; (ii) the product of the value, as of the last day of the calendar year containing the termination date, of any equity or equity based awards granted under any plans or other arrangements, which he can show that he reasonably would have received had he remained employed through the end of the calendar year, or 4 months after the termination date, whichever is greater, multiplied by a fraction, the numerator of which is the number of days in the calendar year in which the date of termination occurs through the termination date and the denominator of which is 365, but only to the extent not previously vested, exercised and/or paid; (iii) for 12 months from the termination date, continued participation in any plan(s) providing medical, hospitalization and dental coverage; and (iv) all bonuses and stock options previously earned, or which may be earned in the event of a consummation of a Change in Control within one year immediately following termination;

(F)           Upon termination by the Company for “Cause” or by Mr. Kramer without “Good Reason”, any bonuses, salaries, benefits or other compensation accrued through the date of employment termination or required by law to be provided;

(G)          Upon termination on account of Mr. Kramer’s death or disability, the Company shall treat his termination as a Termination without Cause; and

(H)          Upon termination following a Change in Control, if the Company or any successor or assignee terminates his employment following a “Change in Control” (as defined below) of the Company:  (i) an amount equal to the Base Salary which would otherwise be payable over the remaining term of this Agreement, payable in a lump sum within thirty (30) days after the date of such termination of employment;  (ii) any outstanding Awards (including substituted shares of the acquiring or surviving Company in the case of a merger or acquisition) held by Executive or other benefits under any Company plan or program, which have not vested in accordance with their terms will become fully vested and exercisable at the time of such termination; and (iii) all bonuses and stock options previously earned, or which may be earned in the event of the consummation of a Change in Control within one year immediately following the termination of Executive’s employment. A Change in Control is defined as an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of fifty percent (50%) or more of the total combined voting power of the outstanding voting securities of the Company, or in the event of an Ownership Change Event, the entity to which the assets of the Company were transferred. An Ownership Change Event is defined as the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company, a merger or consolidation in which the Company is a party, the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company), or a liquidation or dissolution of the Company. Notwithstanding the foregoing, no Change in Control, Ownership Change Event or Transaction shall be deemed to have occurred for any purpose under this Agreement as a result or on account of: (i) a transfer or other disposition, by sale, gift or otherwise, of an interest in the Company by Richard J. Kurtz (“Kurtz”) to his spouse, children or grandchildren, or the spouses of his children, either directly or indirectly for their benefit, in trust or otherwise; or (ii) the death or incapacity of Kurtz wherein his interest is transferred to his heirs only.  The Executive shall not be entitled to any payment under this Agreement upon the occurrence of, or calculated with reference to, any such transfer or disposition.

The full text of the Employment Agreement is attached as Exhibit 10.1.

Pursuant to the Option Agreement, Mr. Kramer was granted the right to acquire 500,000 shares of the Company’s common stock, $0.01 par value per share, at an exercise price per share equal to the fair market value of a share of the Company’s common stock on the date of grant, determined based on the per share closing price on such date, or $.72 per share (the “2014 Options”). The 2014 Options shall vest over a three-year period running from the date of grant, with one-third of the 2014 Options vesting on each of the first (1st), second (2nd) and third (3rd) anniversaries of the date of grant, subject in each case to his continued satisfactory employment through the vesting date. The amount of share based compensation expense relating to the 2014 Options is $360,000 (calculated by taking the 500,000 options and multiplying that number by the $.72 closing price) and will be expensed based on the number of applicable vesting days on a per month basis over the three year vesting period. The full text of the Option Agreement is attached as Exhibit 10.2.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

See Index of Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 28, 2014	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, EVP
Michael T. Adams
Executive Vice President

INDEX OF EXHIBITS

Exhibit Number	Description

10.1	Executive Employment Agreement, made January 22, 2014 and effective January 1, 2014, between the Company and Douglas J. Kramer.
10.2	Option Agreement dated January 22, 2014, between the Company and Douglas J. Kramer.